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                                                                   Exhibit 10.16

                     INTERNATIONAL MASTER BOTTLING AGREEMENT

                                     BETWEEN

                                  PEPSICO, INC.

                                       AND

                            PEPSI-GEMEX, S.A. DE C.V.
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                     INTERNATIONAL MASTER BOTTLING AGREEMENT

      THIS AGREEMENT, (this "Agreement") effective as of ___________, 2002, is made and entered into by and between PEPSICO, INC., a corporation organized and existing under the laws of the State of North Carolina having its principal place of business in Purchase, New York (the "Company"), and Pepsi-Gemex S.A. de C.V., a corporation organized and existing under the laws of Mexico having its principal place of business in Mexico City, Mexico (the "Bottler").

                              W I T N E S S E T H :

WHEREAS

A. The Company manufactures and sells the concentrates (the "Concentrates") for the Beverages (as hereinafter defined). The Company authorizes others to manufacture the syrups prepared from the Concentrates for the Beverages (the "Syrups") and to manufacture from the Syrups and sell the soft drinks identified on Schedule A (the Syrups and the soft drinks identified on Schedule A, as modified from time to time under paragraphs 21 and 22, are together referred to herein as the "Beverages"). The formulas for the Concentrates, Syrups and Beverages constitute trade secrets owned by the Company;

B. The Company is the owner of certain proprietary intellectual property, including, without limitation, trademarks, trade dress, logos, designs and


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slogans, used in connection with the brands listed in Schedule A (together with such other trademarks as may be authorized by the Company from time to time for current use by the Bottler under this Agreement, the "Trademarks"), which, among other things, identify and distinguish the Concentrates and the Beverages;

C. The Bottler had been authorized by Company to bottle Beverages in Mexico pursuant to certain agreements with the Company (collectively, together with all amendments thereto, the "Existing Bottling Appointments"), either directly or indirectly through one or more persons controlling, controlled by or under common control with the Bottler (the "Bottler Affiliates");

D. The reputation of the Beverages as being of consistently superior quality has been a major factor in stimulating and sustaining demand for the Beverages, and special technical skill and constant diligence on the part of the Bottler and the Company are required in order for the Beverages to maintain the excellence that consumers expect; and

E. Conditions affecting the production, sale and distribution of Beverages have changed since the Company and the Bottler, or its predecessors-in-interest, entered into the Existing Bottling Appointments, and as a consequence, the Company and the Bottler desire to amend the Existing Bottling Appointments, the terms of the Existing Bottling Appointments, as so amended, being replaced and restated in the form of this Agreement;

      NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and


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sufficiency of which are hereby acknowledged, the Company and the Bottler agree as follows:

                                    ARTICLE I
                                The Authorization

1. The Company authorizes the Bottler, and the Bottler undertakes, to manufacture and package the Beverages and to distribute and sell the Beverages only in Authorized Containers, as hereinafter defined, under the Trademarks in and throughout the territory described in Schedule B (together with any territories added under paragraph 31, and subject to the possible elimination of subterritories under paragraph 29, the "Territory").

2. The Company will, from time to time, in its discretion, approve containers of certain types, sizes, shapes and other distinguishing characteristics (collectively, subject to any additions, deletions and modifications by the Company, the "Authorized Containers"). A list of Authorized Containers for each Beverage will be provided by the Company to the Bottler, which list may be amended by the Company from time to time by additions, deletions or modifications. The Bottler is authorized to use only Authorized Containers in the manufacture, distribution and sale of the Beverages. The Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months notice to the Bottler, and, in such event, the repurchase provisions of subparagraph 28(e) shall apply to containers so disapproved that are owned by the Bottler. The Company will exercise its right to approve, and to withdraw its approval of,


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      specific Authorized Containers in good faith so as to permit the Bottler to continue to fully meet the demand in the Territory as a whole for Beverages.


                                   ARTICLE II
                             Exclusive Authorization

3. The Company appoints the Bottler as its sole and exclusive purchaser of the Concentrates for the purpose of manufacture, packaging and distribution of the Beverages under the Trademarks in Authorized Containers for sale in the Territory;

4. The Company agrees not to authorize any other party whatsoever to use the Trademarks on Beverages in Authorized Containers for purposes of resale in the Territory.

5. The Bottler shall purchase its entire requirements of Concentrates exclusively from the Company and shall not use any other syrup, beverage base, concentrate or other ingredient in the Beverages than as specified by the Company.

                                   ARTICLE III
                             Obligations of Bottler
                    Relating to Trademarks and Other Matters

6. The Bottler acknowledges that the Company is the sole and exclusive owner of the Trademarks, and the Bottler agrees not to question or dispute the


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      validity of the Trademarks or their exclusive ownership by the Company. By this Agreement, the Company extends to the Bottler only: (i) a nonexclusive license to use the trademark "Pepsi-Cola" as part of the corporate name of the Bottler; and (ii) an exclusive license to use the Trademarks solely in connection with the manufacture, packaging, distribution, and sale of the Beverages in Authorized Containers in the Territory subject to the rights reserved to the Company under this Agreement. Nothing herein, nor any act or failure to act by the Bottler or the Company, shall give the Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

7. The Bottler agrees during the term of this Agreement and in accordance with any requirements imposed upon the Bottler under applicable laws that neither it nor any Bottler Affiliate will:

      (a) Produce, manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any "Cola Product" (herein defined to mean any soft drink beverage which is generally marketed as a cola product or which is generally perceived as being a cola product) other than a soft drink manufactured, packaged, distributed or sold by the Bottler under authority of the Company;

      (b) Manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any concentrate, beverage base, syrup, beverage or any other product which is similar to, likely to be confused with, or passed off for, any of the Concentrates or Beverages;


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      (c)   Manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any product under any trade dress or in any container that is an imitation of a trade dress or container in which the Company claims a proprietary interest or which is likely to be confused or cause confusion or be confusingly similar to or be passed off as such trade dress or container;

      (d) Manufacture, package, sell, deal in or otherwise use or handle, directly or indirectly, any product under any trademark or other designation that is an imitation, counterfeit, copy or infringement of, or confusingly similar to, any of the Trademarks; or

      (e) Acquire or hold, directly or indirectly, any ownership interest in, or, directly or indirectly, enter into any contract or arrangement with respect to, the management or control of, any person within or without the Territory that engages in any of the activities prohibited by subparagraphs (a), (b), (c) or (d) of this paragraph 7.

                                   ARTICLE IV
                       Obligations of Bottler Relating to
                   Manufacture and Packaging of the Beverages

8.

      (a) The Bottler represents and warrants that the Bottler possesses, or will possess, in the Territory, prior to the manufacture, packaging and distribution of the Beverages, and will maintain during the term of this Agreement, such plant or plants, machinery and equipment,


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            trained staff, and distribution and vending facilities as are capable of manufacturing, packaging and distributing the Beverages in Authorized Containers in accordance with this Agreement, in compliance with all applicable governmental and administrative requirements, and in sufficient quantities to fully meet the demand for the Beverages in Authorized Containers in the Territory.

      (b) The Company and the Bottler acknowledge that each is or may become a party to one or more agreements authorizing a bottler or other Company-authorized entity to produce Beverages for sale by another bottler. Such agreements include, but are not limited to (i) agreements permitting bottlers, subject to certain conditions, to commence or continue to manufacture the Beverages for other bottlers, and (ii) agreements pursuant to which bottlers may have the Beverages manufactured for them by other Company-authorized entities. It is hereby agreed that the Company shall not unreasonably withhold (i) any consents required by such agreements, or (ii) approval of Bottler's participation in such agreements. All such existing agreements shall remain in full force and effect in accordance with their terms.

9. The Bottler recognizes that increases in the demand for the Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing, packaging or delivery equipment or the purchase of additional manufacturing, packaging and delivery equipment. The Bottler agrees to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture, packaging and delivery of


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      sufficient quantities of the Beverages in the Authorized Containers, to fully meet the demand for the Beverages in Authorized Containers in the Territory.

10. The Bottler warrants that the handling and storage of the Concentrates; and the manufacture, handling, storage, and packaging of the Beverages shall be accomplished in accordance with the Company's quality control and sanitation standards, as reasonably established by the Company and communicated to the Bottler from time to time, and shall, in any event, conform with all food, labeling, health, packaging and other relevant laws and regulations applicable in the Territory.

11. The Bottler, in accordance with such instructions as may be given from time to time by the Company, shall submit to the Company, at the Bottler's expense, samples of the Beverages and the raw materials used in the manufacture of the Beverages. The Bottler shall permit representatives of the Company to have access to the premises of the Bottler during ordinary business hours to inspect the plant, equipment, and methods used by the Bottler in order to ascertain whether the Bottler is complying with the instructions and standards prescribed for the manufacturing, handling, storage and packaging of the Beverages.

12.

      (a) For the packaging, distribution and sale of the Beverages, the Bottler shall use only such Authorized Containers, closures, cases, cartons and other packages and labels as shall be authorized from time to time by the Company for the Bottler and shall purchase such items only from manufacturers approved by the Company, which approval


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            shall not be unreasonably withheld. Such approval by the Company does not relieve the Bottler of the Bottler's independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by the Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Beverages.

      (b) The Bottler shall maintain at all times a stock of Authorized Containers, closures, labels, cases, cartons, and other essential related materials bearing the Trademarks, sufficient to fully meet the demand for Beverages in Authorized Containers in the Territory, and the Bottler shall not use or permit the use of Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging and distribution of the Beverages. The Bottler further agrees not to refill or otherwise reuse nonreturnable containers.

13. If the Company determines the existence of quality or technical difficulties with any Beverage, or any package used for such product, the Company shall have the right, immediately and at its sole option, to withdraw such product or any such package from the market. The Company shall notify the Bottler in writing of such withdrawal, and the Bottler shall, upon receipt of notice, immediately cease distribution of such product or such package therefor. If so directed by the Company, the Bottler shall recall and reacquire the product or package involved from any purchaser thereof. If any recall of any product or any of the packages used therefor is caused by


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      (i) quality or technical defects in the Concentrate, or other materials prepared by the Company from which the product involved was prepared by the Bottler, or (ii) quality or technical defects in the Company's designs and design specifications of packages which it has imposed on the Bottler or the Bottler's third party suppliers if such designs and specifications were negligently established by the Company (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of the Company), the Company shall reimburse the Bottler for the Bottler's total expenses incident to such recall. Conversely, if any recall is caused by the Bottler's failure to comply with instructions, quality control procedures or specifications for the preparation, packaging and distribution of the product involved, the Bottler shall bear its total expenses of such recall and reimburse the Company for the Company's total expenses incident to such recall.


                                    ARTICLE V
                         Conditions of Purchase and Sale

14. The Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates, the terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon notice to the Bottler. If Bottler rejects a change in price or the other terms and conditions contained in any such notice, then the Bottler shall so notify the Company within thirty (30) days of receipt of the Company's notice, and this Agreement will terminate ninety (90) days after the date of such notification by the Bottler, without further liability of


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      the Company or the Bottler. The change in price or other terms and conditions so rejected by the Bottler shall not apply to purchases of such Concentrate by the Bottler during such ninety (90) day period preceding termination. Failure by the Bottler to notify the Company of its rejection of the changes in price or such other terms and conditions shall be deemed acceptance thereof by the Bottler.

15. The Bottler shall purchase from the Company only such quantities of the Concentrates as shall be necessary and sufficient to carry out the Bottler's obligations under this Agreement. The Bottler shall use the Concentrates exclusively for its manufacture of the Beverages. The Bottler shall not sell or otherwise transfer any Concentrate or permit the same to get into the hands of third parties.

16.

      (a) The Bottler agrees not to distribute or sell any Beverage outside the Territory except pursuant to another Exclusive Bottling Appointment granted by the Company. The Bottler shall not sell any Beverage to any person (other than another Bottler pursuant to subparagraph 8(b)) for ultimate sale outside the Territory. If any Beverage distributed by the Bottler is found outside of the Territory, Bottler shall be deemed to have transshipped such Beverage and shall be deemed to be a "Transshipping Bottler" for purposes hereof. For purposes of this Agreement, "Offended Bottler" shall mean a Bottler in any territory into which any Beverage is transshipped.

      (b) In addition to all other remedies the Company may have against any Transshipping Bottler for violation of this paragraph 16, the


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      Company may impose upon any Transshipping Bottler a charge for each case of Beverage transshipped by such Bottler. The per-case amount of such charge shall be determined by the Company in its sole discretion. The Company and the Bottler agree that the amount of such charge shall be deemed to reflect the damages to the Company, the Offended Bottler and the bottling system. In addition, the Company may directly charge the Transshipping Bottler the full amount of all investigative and other costs incurred by the Company in connection with the transshipment and such Transshipping Bottler shall be obligated to pay such amount. The Company shall forward to the Offended Bottler, upon receipt from the Transshipping Bottler, the full amount of the per case charge so received (but not including investigative and other costs charged to the Transshipping Bottler by the Company). If the Company or its agent recalls any Beverage which has been transshipped, the Transshipping Bottler shall, in addition to any other obligation it may have hereunder, reimburse the Company for its costs of purchasing, transporting, and/or destroying such Beverage.


                                   ARTICLE VI
                           Obligations of the Bottler
                   Relating to the Marketing of the Beverages
                         Financial Capacity and Planning

17. The continuing responsibility to increase and fully meet the demand for the Beverages in Authorized Containers within the Territory rests upon the


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      Bottler. The Bottler agrees to use all approved means as may be reasonably necessary to meet this responsibility.

18.

      (a) The Bottler will push vigorously the sale of the Beverages in Authorized Containers throughout the entire Territory. Without in any way limiting the Bottler's obligation under this Paragraph 18, the Bottler must fully meet and increase the demand for the Beverages throughout the Territory and secure full distribution up to the maximum sales potential therein through all distribution channels or outlets available to soft drinks, using any and all equipment reasonably necessary to secure such distribution; must service all accounts with frequency adequate to keep them at all times fully supplied with the Beverages and must use its own salesmen and trucks, (or salesmen and trucks of independent distributors, of whom the Company approves), in quantity adequate for all seasons.

      (b) The parties agree that to fully meet and increase demand for the Beverages in Authorized Containers advertising and other forms of marketing activities are required. Therefore, the Bottler will spend such funds in advertising and marketing the Beverages as may be reasonably required to increase, as well as maintain, demand for the Beverages in Authorized Containers in the Territory. The Bottler shall fully cooperate in and vigorously push all cooperative advertising and sales promotion programs and campaigns that may be reasonably established by the Company for the Territory. The Bottler will use and publish only such advertising, promotional materials or other items bearing the Trademarks relating to the


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            Beverages as the Company has approved and authorized. The
            expenditures required by this Article VI shall be made by the Bottler. The Company may, in its sole discretion, contribute to such expenditures. The Company may also undertake, at its expense, independently of the Bottler's marketing programs, any advertising or promotional activity that the Company deems appropriate to conduct in the Territory, but this shall in no way affect the responsibility of the Bottler for increasing the demand for the Beverages in Authorized Containers in the Territory.


19. The Bottler and all Bottler Affiliates shall maintain the consolidated financial capacity reasonably necessary to assure that the Bottler and all Bottler Affiliates directly or indirectly controlled by the Bottler will be financially able to perform their respective duties and obligations under this Agreement and under all other agreements between the Company and Bottler Affiliates regarding the manufacture, packaging, distribution and sale of the Beverages in "authorized containers" (as defined in such agreements).

20.

      (a) The Company and the Bottler have agreed upon a business plan for the first three years occurring during the term of this Agreement. Since periodic planning is essential for the proper implementation of this Agreement, the Bottler and the Company shall meet each year at such date as the parties may set (but no later than ninety (90) days prior to the commencement of any calendar year during the term of this Agreement beginning with the commencement of the calendar


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            year closest to the anniversary date of this Agreement), to discuss the Bottler's plans for the ensuing three (3) year period. At such meeting, the Bottler shall present a plan that sets out in reasonable detail satisfactory to the Company: (i) the marketing plans, management plans and advertising plans of the Bottler with respect to the Beverages for the ensuing year, including a financial plan showing that the Bottler and all Bottler Affiliates have the consolidated financial capacity to perform their respective duties and obligations under this Agreement and any other agreement with the Company regarding the manufacture, packaging, distribution and sale of the Beverages in "authorized containers" (as defined in such agreements) and specifically setting forth the projected cash flows, income and balance sheet (including any capitalization plans) of the Bottler and the Bottler Affiliates for such ensuing year and (ii) the projected sales, marketing and advertising plans and related capital expenditures for the two years immediately following such year. Senior management of the Company and the Bottler shall discuss this plan and this plan, upon approval by the Company (represented by such senior management), which shall not be unreasonably withheld, shall define the Bottler's obligation herein to maintain such consolidated financial capacity and to increase and fully meet the demand for the Beverages in Authorized Containers in the Territory for the period of time covered by the plan.

      (b) The Bottler shall report to the Company periodically, but not less than quarterly, as to its implementation of the approved plan; it is understood, however, that the Bottler shall report sales on a regular basis as requested by the Company and in such format and detail,


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            and containing such information as may be reasonably requested by the Company. The failure by the Bottler to carry out the plan, or if the plan is not presented or is not approved, will constitute a primary consideration for determining whether the Bottler has fulfilled its obligation to maintain the consolidated financial capacity required under paragraph 19 and to push vigorously the sale of Beverages in Authorized Containers throughout the Territory and to increase and fully meet the demand for the Beverages in Authorized Containers in the Territory. If the Bottler carries out the plan in all material respects, it shall be deemed to have satisfied the obligations of the Bottler under paragraphs 17, 18, 19 and 20 for the period of time covered by the plan.

      (c) Neither the Bottler nor any Bottler Affiliate shall make any significant change in the capitalization, debt level or methods of financing the operations of the Bottler and Bottler Affiliates set forth in any projected balance sheet of the Bottler and Bottler Affiliates approved under Paragraph 20(a) hereof without the consent of the Company.

                                   ARTICLE VII
                 Reformulation, New Products and Related Matters

21. The Company has the sole and exclusive right and discretion to reformulate any of the Beverages. In addition, the Company has the sole and exclusive right and discretion to discontinue any of the Beverages under this Agreement, provided (i) such Beverage is discontinued in Mexico in Authorized Containers and in such other containers as may have been


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      authorized for use by other Bottlers under their respective bottle contracts, and (ii) the Company does not discontinue all Beverages under this Agreement. In the event that the Company discontinues any Beverage, Schedule A to this Agreement shall be deemed amended by deleting the discontinued Beverage from the list of Beverages set forth on Schedule A.

22. In the event that the Company introduces any new beverage in the Territory under the trademarks "Pepsi-Cola" or "Pepsi" or any modification thereof (herein defined to mean the addition of a prefix, suffix or other modifier used in conjunction with the trademarks "Pepsi-Cola" or "Pepsi"), the Bottler shall be obligated to manufacture, package, distribute and sell such new beverage in Authorized Containers in the Territory pursuant to the terms and conditions of this Agreement, and Schedule A to this Agreement shall be deemed amended by adding such new beverage to the list of beverages set forth on Schedule A.

23. The Company has the unrestricted right to use the Trademarks on the Beverages and on all other products and merchandise other than the Beverages in Authorized Containers in the Territory.

                                  ARTICLE VIII
                      Term and Termination of the Agreement

24. The term of this Agreement shall commence on the effective date hereof and, unless earlier terminated in accordance with its provisions, will continue perpetually.


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25.   The obligation to supply Concentrates to the Bottler and the Bottler's obligation to purchase Concentrates from the Company and to manufacture, package, distribute and sell the Beverages under this Agreement shall be suspended during any period when any of the following conditions exist:

      (a) There shall occur a change in the law or regulation (including, without limitation, any government permission or authorization regarding customs, health or manufacturing) in such a manner as to render unlawful or commercially impracticable:

            (i) the importation of Concentrate or any of its essential ingredients, which cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company facilities; or

            (ii) the manufacture and distribution of the Concentrates or Beverages; or

      (b) There shall occur any inability or commercial impracticability of either of the parties to perform resulting from an act of god, or "force majeure," public enemies, boycott, quarantine, riot, strike, or insurrection, or due to a declared or undeclared war, belligerency or embargo, sanctions, blacklisting, or other hazard or danger incident to the same, or resulting from any other cause whatsoever beyond its control.

      If any of the conditions described in this paragraph 25 persists so that either party's obligation to perform is suspended for a period of six (6) months or


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      more, the other party may terminate this Agreement forthwith, upon notice to the party whose obligation to perform is suspended.

26.

      (a) The Company may terminate this Agreement in the event of the occurrence of any of the following events of default:

            (i) If the Bottler or any Bottler Affiliate becomes insolvent; if a petition in bankruptcy is filed against or on behalf of the Bottler or Bottler Affiliate which is not stayed or dismissed within sixty (60) days; if the Bottler or Bottler Affiliate is put in liquidation or placed under sequester; if a receiver is appointed to manage the business of the Bottler or Bottler Affiliate; or if the Bottler or Bottler Affiliate enters into any judicial or voluntary arrangement or composition with its creditors, or concludes any similar arrangements with them or makes an assignment for the benefit of creditors;

      (ii) If the Bottler or Bottler Affiliate adopts a plan of dissolution or liquidation other than a plan of dissolution or liquidation that results in the transfer or other disposition of assets from the Bottler or Bottler Affiliate to one or more wholly-owned subsidiary of such Bottler or Bottler Affiliate;

      (iii) If any person or any Affiliated Group (as hereinafter defined), other than any person or any Affiliated Group acting with the consent of the Company, acquires, or obtains any contract, option, conversion privilege or other right to acquire, directly or indirectly, Beneficial


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            Ownership (as hereinafter defined) of more than fifteen percent
            (15%) of any class or series of voting securities of the Bottler or Bottler Affiliate and if such person or Affiliated Group does not divest itself of Beneficial Ownership of such voting securities or otherwise terminate any such contract, option, conversion privilege or other right to a level equal to or below fifteen percent (15%) within thirty (30) days after the Company notifies the Bottler that the failure of such person or Affiliated Group to thus divest or terminate may result in termination of this Agreement;

      (iv) If any Disposition (as hereinafter defined) is made without the consent of the Company by Bottler or by any Bottler Affiliate of any voting securities of Bottler or any Bottler Affiliate;

      (v) If any agreement regarding the manufacture, packaging, distribution or sale of the Beverages in "authorized containers" (as defined in such agreement) between the Company and Bottler or any Bottler Affiliate is terminated, unless the Company agrees in writing that this subparagraph 26(a)(v) will not be applied by the Company to such termination;

      (vi) If the Bottler, any Bottler Affiliate or any person in which the Bottler or any Bottler Affiliate has Beneficial Ownership of any equity or voting securities, or in which the Bottler or any Bottler Affiliate has a right or control of management, or which controls or is under common control with the Bottler, should engage directly or indirectly in the manufacture, distribution or marketing of any product specified in subparagraphs (a), (b), (c) or (d) of paragraph 7 above,


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            or should obtain a right or license to do the same, and if the
            Company has given the Bottler notice that such condition exists and that the Company will terminate this Agreement within six (6) months if such condition is not eliminated, and if such condition has not been eliminated within the six (6) month period.

      (vii) If all or substantially all of the Bottler's or any Bottler Affiliate's bottling assets are sold, transferred or otherwise disposed of (including any transfer by operation of law) other than sales, transfers or other dispositions of assets by the Bottler or one or more Bottler Subsidiaries or Bottler Affiliates to one or more wholly-owned subsidiaries of such Bottler, Bottler Subsidiary or Bottler Affiliate.

      (viii)If the Bottler or any Bottler Affiliate shall engage in any business other than (x) the business of manufacturing, selling or distributing non-alcoholic beverages or (y) any business which is directly related and incidental to such beverage business.

      (b)   The Bottler covenants and agrees with the Company:

            (i) to notify the Company promptly in the event of or upon obtaining knowledge of any third party action which may or will result in any change in ownership described in Section 26(a)(iii) above;

            (ii) to make available from time to time and at the request of the Company complete records of current ownership of the

                  Bottler and all Bottler Affiliates and full information concerning any entities or parties by whom it is controlled directly or indirectly or which it controls; and

            (iii) to the extent the Bottler has any legal control over changes in the ownership of the Bottler or any entity having direct or indirect ownership or control of the Bottler as described in
                  Section 26(a)(iii) above, not to initiate or implement, consent to or acquiesce in any such change without the prior written consent of the Company.

      (c)   For the purposes of this Agreement:

            (i) "Affiliated Group" shall mean two or more persons acting as a partnership, limited partnership, syndicate or other group, or who agrees to act together, for the purpose of acquiring, holding, voting or making any Disposition of any voting securities of the Bottler or any Bottler Affiliate; provided further that the Affiliated Group formed thereby shall be deemed to have acquired Beneficial Ownership of all voting securities of the Bottler or any Bottler Affiliate beneficially owned by any such persons.

            (ii) "Beneficial Ownership" shall mean (i) voting power which includes the power to vote, or to direct the voting of, any securities, or (ii) investment power which includes the power to dispose, or to direct the Disposition of, any securities; provided further Beneficial Ownership shall include any such voting power or investment power which any person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise; provided, however, that the following persons shall not be deemed to have acquired Beneficial Ownership under the circumstances described: (a) a person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 shall not be deemed to be the Beneficial Owner of such securities until such time as such underwriter completes his participation in the underwriting and shall not thereupon or thereafter be deemed to be the Beneficial Owner of the securities acquired by other members of any underwriting syndicate or selected dealers in connection with such underwriting solely by reason of customary underwriting or selected dealer arrangements; (b) a member of a national securities exchange shall not be deemed to be a Beneficial Owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction; and (c) the holder of a proxy solicited by the Board of Directors of the Bottler for the voting of securities of such Bottler at any annual or special meeting and any adjournment or adjournments thereof of the stockholders of such Bottler shall not be deemed to be a Beneficial Owner of the securities that are the subject of the proxy solely for such reason.

            (iii) "Bottler Subsidiary" shall mean any person that is controlled directly or indirectly by the Bottler and either participates in the manufacture, packaging, distribution or sale of the Beverages in Authorized Containers or has a direct or indirect equity interest in another Bottler Subsidiary that does so participate;

            (iv) "Disposition" shall mean any sale, merger, issuance of securities, or other transaction in which, or as a result of which, any person other than Bottler or a wholly owned subsidiary of Bottler, acquires, or obtains any contract, option, conversion privilege or other right to acquire Beneficial Ownership of any securities.

      (d) Upon the occurrence of any of the events of default specified in subparagraphs 26(a) and (b), the Company may terminate this Agreement by giving the Bottler notice to that effect, effective immediately.

27.

      (a) In addition to the events of a default described in paragraph 26, the Company may also terminate this Agreement, subject to the limitations of subparagraph 27(b), in the event of the occurrence of any of the following events of default:

            (i) If the Bottler or a Bottler Affiliate fails to make timely payment for Concentrate or of any other debt owing to the Company;

            (ii) If the condition of the plant or equipment used by the Bottler in manufacturing, packaging or distributing the Beverages fails to meet the sanitary standards reasonably established by the Company;

            (iii) If the Beverages manufactured by the Bottler fail to meet the quality control standards reasonably established by the Company;

            (iv) If the Beverages are not manufactured in strict conformity with such standards and instructions as the Company may reasonably establish;

            (v) If the Bottler fails to present or carry out a plan approved under paragraph 20 in all material respects; or

            (vi) If the Bottler materially breaches any of the Bottler's other obligations under this Agreement.

            The standards and instructions of the Company comprise privately published information concerning the manufacture, handling and storage of the Beverages under good manufacturing practices, as well as technical instructions, bulletins and other communications issued or amended from time to time by the Company.

      (b) Upon the occurrence of any of the foregoing events of default, the Company shall, as a condition to termination of this Agreement under this paragraph 27, give the Bottler notice thereof. The Bottler shall then have a period of sixty (60) days within which to cure the default, including, at the instruction of the Company and at the Bottler's expense, by the prompt withdrawal from the market and destruction of any Beverage that fails to meet the quality control standards of the Company or any Beverage that is not manufactured in accordance with the instructions of the Company. If such default has not been cured within such period, then the Company may, by giving the Bottler further notice to such effect, suspend sales to the Bottler of Concentrates and require the Bottler to cease production of the Beverages and the packaging and distribution of Beverages in Authorized Containers. During such second period of sixty (60) days, the Company also may supply, or cause or permit others to supply, the Beverages in Authorized Containers under the Trademarks in the Territory. If such default has not been cured during such second period of sixty (60) days, then the Company may terminate this Agreement, by giving the Bottler notice to such effect, effective immediately.

28.   Upon the termination of this Agreement:

      (a) The Bottler shall forthwith take such action as necessary to eliminate the trademark "Pepsi-Cola" from its corporate name;

      (b) Any other agreement between the Company and the Bottler or any Bottler Affiliate regarding the manufacture, packaging, distribution, sale or promotion of soft drinks in "authorized containers" (as defined in such agreement) may, at the election of the Company, be automatically terminated and thereby become of no further force or effect.

      (c) Thereafter, neither the Bottler nor any Bottler Affiliate will continue to manufacture, package, distribute or sell any of the Beverages in Authorized Containers or to make any use of the Trademarks or Authorized Containers, or any closures, cases, labels or advertising material bearing the Trademarks;

      (d) The Bottler and the Bottler Affiliate shall forthwith remove and efface all reference to the Company, the Beverages and the Trademarks from the business premises and equipment of the Bottler and the Bottler Affiliate and from all business papers and advertising used or maintained by the Bottler and the Bottler Affiliate; and they shall not thereafter hold forth in any manner whatsoever that they have any connection with the Company or the Beverages; and,

      (e) The Bottler shall forthwith deliver all Concentrate, Beverage, usable returnable or any nonreturnable containers, cases, closures, labels, and advertising material bearing the Trademarks, still in the Bottler's or a Bottler Affiliate's possession or under the Bottler's or a Bottler

            Affiliate's control, to the Company or the Company's nominee, as instructed, and, upon receipt, the Company shall pay to the Bottler or the Bottler Affiliate a sum equal to the reasonable market value of such supplies or materials. The Company will accept and pay for only such articles as are, in the opinion of the Company, in first-class and usable condition, and all other such articles shall be destroyed at the Bottler's or the Bottler Affiliate's expense. Containers, closures and advertising material and all other items bearing the name of the Bottler or a Bottler Affiliate, in addition to the Trademarks, that have not been purchased by the Company shall be destroyed without cost to the Company, or otherwise disposed of in accordance with instructions given by the Company, unless the Bottler or Bottler Affiliate can remove or obliterate the Trademarks therefrom to the satisfaction of the Company. The provisions for repurchase contained in subparagraph 28(e) shall apply with regard to any Authorized Container, approval of which has been withdrawn by the Company under paragraph 2; upon termination by either party under paragraph 25; and upon termination by the Bottler under subparagraph 14. In all other cases, the Company shall have the right, but not the obligation, to purchase the aforementioned items from the Bottler or Bottler Affiliate.

29.

      (a) Subject to the limitations set forth in subparagraph 29(b), in the event that the Bottler at any time fails to carry out a plan approved under paragraph 20 in all material respects in any segment of the Territory, whether defined geographically or by type of market or outlet, which segment shall be defined by the Company (hereinafter

            "Subterritory"), the Company may reduce the Territory covered by this Agreement, and thereby restrict the Bottler's authorization hereunder to the remainder of the Territory, by eliminating the Subterritory from the Territory covered by this Agreement.

      (b) In the event of such failure, the Company may eliminate Subterritories from the Territory covered by this Agreement by giving the Bottler notice to that effect, which notice shall define the Subterritory or Subterritories to which the notice applies. The Bottler shall then have a period of six (6) months within which to cure such failure. If the Bottler has not cured such failure in such six (6) month period, the Company may eliminate such Subterritory or Subterritories from the Territory by giving the Bottler further notice to that effect, effective immediately.

      (c)   Upon elimination of any Subterritory from the Territory:

            (i) Schedule B to this Agreement shall be deemed amended by eliminating such Subterritory from the Territory described on Schedule B;

            (ii) The Company may manufacture, package, distribute and sell the Beverages in Authorized Containers under the Trademarks in such Subterritory, or authorize others to do so;

            (iii) Any other agreement between the Bottler, a Bottler Affiliate and the Company regarding the manufacture, packaging, distribution or sale of soft drinks in "authorized containers"

                  (as defined in such agreement) in such Subterritory may, at the election of the Company, be automatically terminated and thereby become of no further force or effect in such Subterritory;

            (iv) The Bottler shall not thereafter continue to manufacture, package, distribute or sell any of the Beverages in Authorized Containers in such Subterritory, or to make any use of the Trademarks, Authorized Containers, closures, cases, labels or advertising material bearing the Trademarks in connection with the sale or distribution of the Beverages in such Subterritory; and

            (v) The Bottler shall not thereafter hold forth in such Subterritory in any manner whatsoever that it has any connection with the Beverages.

                                   ARTICLE IX
     Transferability/Worldwide and Regional Accounts/Additional Territories

30. The Bottler hereby acknowledges the personal nature of the Bottler's obligations under this Agreement with respect to the performance standards applicable to the Bottler, the dependence of the Trademarks on proper quality control, the level of marketing effort required of the Bottler to increase demand for the Beverages in Authorized Containers, and the confidentiality required for protection of the Company's trade secrets and confidential information. In recognition of the personal nature of these and other obligations of the Bottler under this Agreement, the Bottler may not assign, transfer or pledge this Agreement or any interest therein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including, but not limited to, by merger or liquidation), or delegate any material element of the Bottler's performance thereof, or sublicense its rights hereunder, in whole or in part, to any third party or parties, without the prior consent of the Company. Any attempt to take such action without such consent shall be void and shall be deemed to be a material breach of this Agreement.

31.

      (a) The Bottler understands that from time to time the Company negotiates worldwide or regional agreements to sell the Syrups to certain hotel chains, restaurant chains, movie theaters and similar on premise accounts which operate in multiple countries. The Company will submit to the Bottler for its review the terms of these worldwide or regional agreements to sell the Syrups (the "Chain Agreements"). The Bottler agrees to use its best efforts to support the Company in the Chain Agreements by supplying the Syrups to these accounts based on the terms of the Chain Agreements negotiated by the Company. In the event that the Bottler declines to participate in any Chain Agreement, the Bottler agrees that the Company shall have the right to find alternative ways to supply the Syrups to these accounts through other authorized bottlers or distributors of the Beverages, without any obligation to compensate the Bottler with respect to these sales; provided, however, that the Company's right to supply the Beverages to these accounts will not affect in any way the Bottler's exclusive rights to sell and distribute the Beverages to all other accounts within the Territory. With respect to the Chain Agreements, the Bottler also agrees to use its best efforts to support the Company by supplying Beverages in packages other than the Syrups to these accounts.

      (b) In the event that the Bottler acquires the right to manufacture and sell any of the Beverages in any container that has been designated as an Authorized Container in any territory outside of the Territory but within Mexico, such additional territory shall automatically be deemed to be included within the Territory covered by this Agreement for all purposes. Any separate agreement that may exist concerning such additional territory shall be ipso facto amended to conform to the terms of this Agreement. In addition, if the Bottler acquires control, directly or indirectly, of any person which is a party, or which controls directly or indirectly a party, to an agreement whereby such party has the right to manufacture and sell any of the Beverages in any territory in Mexico in any container that has been designated as an Authorized Container, the Bottler shall cause such party to amend such agreement, effective as of the date of acquisition of control of such party, to conform to the terms of this Agreement with respect to all such territory within Mexico.


                                    ARTICLE X
                                   Litigation

32.

      (a) The Company reserves the right to institute any civil, administrative or criminal proceeding or action, and generally to take or seek any available legal remedy it deems desirable, for the protection of its good reputation and industrial property rights (including, but not limited to, the Trademarks), as well as for the protection of the Concentrates, the Beverages and the formulas therefor, and to defend any action affecting these matters. At the request of the Company, the Bottler will render reasonable assistance in any such action. The Bottler may not claim any right against the Company as a result of such action or for any failure to take such action. The Bottler shall promptly notify the Company of any litigation or proceeding instituted or threatened affecting these matters. The Bottler shall not institute any legal or administrative proceeding against any third party which may affect the interests of the Company in connection with this Agreement without the Company's prior consent.

      (b) The Company has the sole and exclusive right and responsibility to prosecute and defend all suits relating to the Trademarks. The Company may prosecute or defend any suit relating to the Trademarks in the name of the Bottler whenever an issue in such suit involves the Territory and therefore it is appropriate to act in the Bottler's name, or may proceed alone in the name of the Company, provided that the Company shall take no action in the Bottler's name which the Company knows or should know will materially prejudice or impair the rights or interests of the Bottler under this Agreement.

      (c) The Bottler recognizes the importance and benefit to itself and all other bottlers of the Beverages of protecting the interest of the Company in the Beverages, Authorized Containers and the goodwill associated with the trademarks. Therefore, the Bottler agrees to consult with the Company on all products liability claims or lawsuits brought against the Bottler in connection with the Beverages or Authorized Containers and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interest of the company in the Beverages, Authorized Containers and goodwill associated with the Trademarks. Further, the Bottler shall supervise, control and direct the defense of all such products liability claims and lawsuits brought against them whether individually or jointly, provided, however, that the Bottler and the Company expressly reserve all rights of contribution and indemnity as prescribed by law.


                                   ARTICLE XI
                               Automatic Amendment

33. In the event that bottlers, which purchased for their own account eighty percent (80%) or more of all of the Concentrate for Beverages purchased for the account of all bottlers who are parties to agreements with the Company containing substantially the same terms as this Agreement, agree with the Company to any different provisions to be included in this Agreement, then the Bottler hereby agrees to include an amendment containing such different provisions in this Agreement. The gallons of Concentrate purchased by such bottlers shall be determined based on the most recently-ended calendar year prior to the date such amendment was first offered to bottlers.

                                   ARTICLE XII

                                     General

34. For purposes of this Agreement, the following terms shall have the meanings set forth below:

      (a) "person" means an individual, a corporation, a limited liability company, a partnership, a limited partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

      (b) "control" (including terms "controlling", "controlled by" and "under common control with") means: (i) Beneficial Ownership of a majority of any class or series of voting securities of a person; or (ii) the power or authority, directly or indirectly, to elect or designate a majority of the members of the board of directors, or other governing body of a person.

35. The Company hereby reserves for its exclusive benefit all rights of the Company not expressly granted to the Bottler under the terms of this Agreement.

36.

      (a) Without relieving the Bottler of any of its responsibilities under this Agreement, the Company, from time to time during the term of this Agreement, at its option and either free of charge or on such terms and conditions as the Company may propose, may offer technology to the Bottler which the Company possesses, develops or acquires

            (and is free to furnish to third parties without obligation) relating to the design, installation, operation and maintenance of the plant and equipment appropriate for the maintenance of product quality, sanitation and safety as well as for the efficient manufacture and packaging of the Beverages; or relating to personnel training, accounting methods, electronic data processing and marketing and distribution techniques.

      (b) The Bottler covenants and agrees that, so long as this agreement is in effect the Bottler shall install and maintain management information systems that are capable of interfacing and sharing required data with the management information systems of the Company in accordance with standards established by the Company.

37.   The Bottler agrees:

      (a) it will not disclose to any third party any nonpublic information whatsoever concerning the composition of the Concentrates or the Beverages, without the prior consent of the Company, and it will use any such information solely to perform its obligations hereunder;

      (b) It will at all times treat and maintain as confidential, all nonpublic information that it may receive at any time from the Company, including, but not limited to:

            (i) Information or instructions of a technical or other nature, relating to the mixing, sale, marketing and distribution of the product.

            (ii) Information about projects or plans worked out in the course of this Agreement; and

            (iii) Information constituting manufacturing or commercial trade secrets.

      The Bottler, further agrees to disclose such information, as necessary to perform its obligations hereunder, only to employees of its enterprise:
      (i) who have a reasonable need to know such information; (ii) who have agreed to keep such information secret; and (iii) whom the Bottler has no reason to believe is untrustworthy; and

      (c) Upon the termination of this Agreement, Bottler will promptly surrender to the Company all original documents and all photocopies or other reproductions in its possession (including, but not limited to, any extracts or digests thereof) containing or relating to any nonpublic information described in this paragraph 37. Following such termination, and the surrender of such materials, the Bottler and its employees shall continue to hold any nonpublic information in confidence and refrain from any further use or disclosure thereof whatsoever, provided that such obligation shall expire as to any nonpublic information that does not constitute trade secrets ten
            (10) years following such termination.

38. The Bottler agrees that it will not enter into any contract or other arrangement to manage or participate in the management of any other Pepsi-Cola bottler without the prior consent of the Company.

39. The Bottler is an independent manufacturer and not the agent of the Company. The Bottler agrees that it will not represent that it is an agent of the Company nor hold itself out as such.

40. The Bottler covenants and agrees that, so long as this Agreement is in effect the Bottler shall deliver to Company:

      (i) Quarterly Statements. As soon as such statements are made available to the public, or if such statements are not regularly made available to the public, within thirty days after such fiscal quarter, an unaudited income and expense statement and balance sheet for the Bottler certified as correct by the chief financial officer of the Bottler; and

      (ii) Annual Audit Statement. As soon as such statements are made available to the public, or if such statements are not regularly made available to the public, within 120 days after the end of each fiscal year, statements of income and retained earnings of the Bottler for the just-ended fiscal year, and a balance sheet of the Bottler as of the end of such year, accompanied by an opinion from the independent public accountants of the Bottler; and

      (iii) Other information. With reasonable promptness such other financial information as the Company may reasonably request in such format as the Company may reasonably request.

41. The Bottler shall maintain its books, accounts and records in accordance with generally accepted accounting principles and shall permit any person designated in writing by the Company to visit and inspect any of its properties, corporate books and financial records (including, but not limited to, auditor's workpapers), and make copies thereof and take extracts therefrom, and to discuss the accounts and finances of the Bottler with the principal officers thereof, all at such times as the Company may reasonably request. The Company's rights of inspection under this paragraph 41 shall be exercised reasonably, and only for purposes of determining Bottler's compliance with its obligations under paragraph 19, so as not to interfere with the normal operation of the Bottler's business. The Company will treat and maintain as confidential for a period of one year all nonpublic financial information received from the Bottler.

42.   The parties agree:

      (a) All Existing Bottling Appointments or related franchise agreement with respect to the Territory are hereby superseded and restated in their entirety, and all rights, duties and obligations of the Company and the Bottler regarding the Trademarks and the manufacture, packaging, distribution and sale of the Beverages in Authorized Containers shall be determined under this Agreement, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties;

      (b) As to all matters addressed herein, this Agreement sets forth the entire agreement between the Company and the Bottler, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors -in-interest are of no force or effect; and

      (c) Any waiver or modification of this Agreement or any of its provisions, and any notices given or consents made under this Agreement shall not be binding upon the Bottler or the Company unless made in writing, signed by an officer of the Company or by a duly qualified and authorized representative of the Bottler, and personally delivered or sent by telegram, telex or certified mail to an officer of the Company (if from the Bottler) or a duly qualified and authorized representative of the Bottler (if from the Company) at the principal address of such party.

43. Failure of the Company to exercise promptly any option or right herein granted or to require strict performance of any such option or right shall not be deemed to be a waiver of such option or right, or of the right to demand subsequent performance of any and all obligations herein imposed upon the Bottler.

44. The Company may delegate any of its rights, performance or obligations under this Agreement to any subsidiaries or affiliates of the Company upon notice to the Bottler, but no such delegation shall relieve the Company of its obligations hereunder.

45. If any provision of this Agreement, or the application thereof to any party or circumstance shall ever be prohibited by or held invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision hereof, or the application of such provision to other parties or circumstances.

46. This Agreement shall be governed, construed and interpreted under the laws of the State of New York.

IN WITNESS WHEREOF, the parties have duly executed this Agreement in triplicate effective as of the day and year first above written.

PEPSICO, INC.                           Pepsi-Gemex S.A. de C.V.


By:                                     By:
   ----------------------------------      -------------------------------------

Title:                                  Title:
      -------------------------------         ----------------------------------

Date:                                   Date:
     --------------------------------        -----------------------------------

                                                                      Schedule A

                                                                      SCHEDULE B




                                       45